UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024 (July 31, 2024)

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-93847	20-2388040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (412) 894-1853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIPO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2024, Lipella Pharmaceuticals Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a registered direct offering (the “Offering”), priced at-the-market under the rules of The Nasdaq Stock Market LLC, 399,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at an offering price of $0.62 per share, and a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 1,667,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $0.619 per Pre-Funded Warrant, for aggregate gross proceeds of approximately $1.28 million assuming full exercise of the Pre-Funded Warrant and before deducting placement agent fees and related offering expenses.

The Pre-Funded Warrant was sold, in lieu of shares of Common Stock, to the Investor whose purchase of shares of Common Stock in the Offering would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase one (1) share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrant is exercisable immediately and may be exercised at any time until the Pre-Funded Warrant is exercised in full. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding Common Stock immediately after exercise.

The Purchase Agreement contains customary representations, warranties, obligations, indemnification rights and agreements of the Company and the Investor. Pursuant to the terms of the Purchase Agreement, the Company has agreed, subject to certain exceptions, (i) not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until thirty (30) days after the closing date of the Offering, and (ii) not to issue certain securities if the issuance would constitute a Variable Rate Transaction (as such term is defined in the Purchase Agreement) for a period of one (1) year from the closing date of the Offering.

The Shares and the Pre-Funded Warrant were offered by the Company pursuant to a prospectus supplement, dated July 31, 2024 (the “Prospectus Supplement”), to the registration statement on Form S-3 (File No. 333-276815), initially filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on February 1, 2024 and declared effective on February 8, 2024 (the “Registration Statement”).

On July 31, 2024 and in connection with the Offering, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay the Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds received by the Company from the Offering and a management fee equal to 1.0% of the gross proceeds received by the Company from the Offering, and agreed to reimburse the Placement Agent for $10,000 of non-accountable expenses, up to $35,000 for fees and expenses of the Placement Agent’s legal counsel and $15,950 for clearing expenses. Pursuant to the Engagement Letter, the Company has also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants” and together with the Pre-Funded Warrant, the “Warrants”) to purchase up to 154,950 shares of Common Stock (the “Placement Agent Warrant Shares”) in connection with the closing of the Offering. The Placement Agent Warrants are immediately exercisable, expire on July 29, 2029 and have an exercise price of $0.775 per share. Further, pursuant to the Engagement Letter, the Placement Agent (i) is entitled to the cash fee and warrant compensation described above with respect to any financing or capital-raising transaction of the Company occurring within twelve (12) months of the termination of the Engagement Letter when such financing or capital is provided by investors whom the Placement Agent introduced to the Company during the term of the Engagement Letter and (ii) has a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent for each and every future debt financing or refinancing, public or private equity offering, or acquisition or disposition by the Company commencing July 31, 2024 and ending during the twelve-month period following the termination of the Engagement Letter. The Engagement Letter also includes indemnification obligations of the Company and other provisions customary for transactions of this nature.

Neither the Placement Agent Warrants nor the Placement Agent Warrant Shares are registered on the Prospectus Supplement and such securities were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

The Offering closed on August 1, 2024 and the Company received approximately $1.28 million in gross proceeds, assuming full exercise of the Pre-Funded Warrant, pursuant to which the Shares and the Pre-Funded Warrant were issued to the Investor and the Placement Agent Warrants were issued to the Placement Agent and its designees. The Company currently intends to use the net proceeds from this Offering for working capital and general corporate purposes.

The foregoing does not purport to be a complete description of each of the forms of Purchase Agreement, Pre-Funded Warrant, Placement Agent Warrants and Engagement Agreement, and each are qualified in its entirety by reference to the full text of each such document, which are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Company is filing an opinion of its counsel, Sullivan & Worcester LLP, relating to the legality of the issuance of the Shares, the Pre-Funded Warrant and the Pre-Funded Warrant Shares offered and sold to the Investor pursuant to the Prospectus Supplement, as Exhibit 5.1 to this Form 8-K and such opinion is incorporated herein by reference and to the Registration Statement and Prospectus Supplement.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the issuance of the Placement Agent Warrants and the Placement Agent Warrant Shares is incorporated herein by reference.

Item 8.01. Other Events.

On August 1, 2024, the Company issued a press release announcing the pricing of the Offering and a press release announcing the closing of the Offering, copies of each which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

This Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K, and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Placement Agent Warrant.
5.1	Opinion of Sullivan & Worcester LLP.
10.1	Form of Securities Purchase Agreement, dated as of July 31, 2024, by and between the Company and the Investor.
10.2	Engagement Agreement, dated July 31, 2024, by and between the Company and the Placement Agent.
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1 above).
99.1	Pricing Press Release, dated August 1, 2024.
99.2	Closing Press Release, dated August 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2024	Lipella Pharmaceuticals Inc.

	By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman Title: Chief Executive Officer